                                                                     Exhibit 3.3

                            CERTIFICATE OF FORMATION
                                       OF
                                PARALLEL, L.L.C.

1.    The name of the limited liability company is Parallel, L.L.C. (the
      "Company").

2. The registered office of the Company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business, objects and purposes to be transacted, promoted or carried on by the Company are to engage in any lawful act or activity for which limited liability companies may be organized under the Delaware Limited Liability Company Act, as amended.

4.    The name and address of the organizer of the Company are as follows:

                  Name                          Address
                  ----                          -------
          Thomas W. Ortloff                     300 N. Marienfeld, Suite 700
                                                Midland, Texas 79707

      THE UNDERSIGNED, being the organizer hereinbefore named, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, does hereby make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 14th day of March, 2002.

                                                   /s/ Thomas W. Ortloff
                                                ------------------------------
                                                   Thomas W. Ortloff